As filed with the Securities and Exchange Commission on April 24, 2009
Registration No. 333-155686

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIVAKOR, INC.
(Name of small business issuer in its charter)

Nevada	8371	26-2178141
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2590 Holiday Road, Suite 100
Coralville, IA  52241
(319) 625-2172
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.
4625 West Nevso Drive, Suite 2
Las Vegas, NV  89103
(888) 705-7274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher A. Wilson, Esq.
Wilson, Haglund & Paulsen, P.C.
9110 Irvine Center Drive
Irvine, CA  92618
Telephone No. (949) 752-1100
Facsimile No. (949)  752-1144
cwilson@whp-law.com

Approximate date of proposed sale to the public: Completed

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post Effective Amendment  No. 4 amends and restates certain provision of the “Plan of Distribution” section of the registration statement on Form S-1.  The subsection “By Our Company” under the section “Plan of Distribution” is hereby amended and restated as follows:

“By Our Company

Except as set forth below, our Company has not offered or sold and is not offering for sale any shares of common stock.  The only shares sold by us under this prospectus are 434,783 shares issued to one investor, Rico Italia Investments, Inc., in exchange for a $100,000 reduction of our  indebtedness payable to Rico Italia Investments, Inc. incurred in connection with the acquisition of  HealthAmerica, Inc.  Rico Italia Investments, Inc. has agreed to convert $100,000 of the amount owed to Rico Italia Investments, Inc. into shares of common stock at a price of $0.23 per share.  Rico Italia Investments, Inc. did not pay the purchase price in cash, but in the forgiveness of debt.  Our Company is not offering or selling any additional shares of common stock under this prospectus.”

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post Effective Amendment No. 4 to be signed on its behalf by the undersigned, in the City of Coralville, State of Iowa on April 24, 2009.

Vivakor, Inc.

By:  /s/ Tannin J. Fuja
Tannin J. Fuja
President and Director

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities stated on April 24, 2009:

Signature	Title

/s/ Tannin J. Fuja	President and Director
Tannin J. Fuja

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